FOR IMMEDIATE RELEASE	CONTACTS:	Lauren K. Morgensen
Redwood Trust, Inc.		(415) 384-3558
Wednesday, May 7, 2008
Martin S. Hughes
(415) 389-7373

REDWOOD TRUST REPORTS FIRST QUARTER 2008 RESULTS

MILL VALLEY, CA - May 7, 2008 - Redwood Trust, Inc. (NYSE: RWT) today reported a GAAP net loss for the first quarter of 2008 of $172 million, or a loss of $5.28 per share. This GAAP loss included $194 million, or $5.96 per share, of net negative mark-to-market (MTM) adjustments. This compares to net income of $0.66 per share for the first quarter of 2007, which reflected negative MTM adjustments of $0.37 per share.

Taxable income for the first quarter was $26 million, or $0.79 per share. This taxable income included $14 million, or $0.41 per share, of charges related to credit losses. This compares to taxable income of $29 million, or $0.91 per share, for the fourth quarter of 2007 and taxable income of $40 million, or $1.48 per share, in the first quarter of 2007.

At March 31, 2008, Redwood had $257 million of cash and only $2 million of short-term debt. During the quarter, Redwood’s investments generated $52 million of cash flow in excess of operating and interest costs.

“We are committed to being disciplined and patient investors,” said Brett Nicholas, Redwood’s Chief Investment Officer. “Despite a difficult operating environment, we are encouraged by the pace of investment activity. From the beginning of the fourth quarter of 2007 through May 5, 2008, we have deployed $272 million of capital. We believe these new investments will provide strong cash flows and future earnings.”

The accounting concepts and disclosures relating to our financial statements are complex. Today, we also released our “Redwood Review” covering the first quarter of 2008. The Redwood Review contains a more detailed discussion of our business performance and outlook. The Redwood Review is available on our website at www.redwoodtrust.com.

Additional information on our GAAP results is available in our Quarterly Report on Form 10-Q for the three months ended March 31, 2008 which we filed today with the Securities and Exchange Commission.  The Form 10-Q is available on our website at www.redwoodtrust.com. We strongly recommend reading the Redwood Review and 10-Q in conjunction with this press release.

CAUTIONARY STATEMENT: This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2007 under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important factors, among others, that may affect our actual results include: changes in interest rates; changes in prepayment rates; general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; the availability of high quality assets for purchase at attractive prices; declines in home prices; increases in mortgage payment delinquencies; changes in the level of liquidity in the capital markets which may adversely affect our ability to finance our real estate asset portfolio; changes in liquidity in the market for real estate securities, the re-pricing of credit risk in the capital markets, rating agency downgrades of securities and increases in the supply of real estate securities available for sale, each of which may adversely affect the values of securities we own; the extent of changes in the values of securities we own and the impact of adjustments reflecting those changes on our income statement and balance sheet, including our stockholders’ equity; our ability to maintain the positive stockholders’ equity necessary to enable us to pay the dividends required to maintain our status as a real estate investment trust for tax purposes; and other factors not presently identified. This press release may contain statistics and other data that in some cases have been obtained from or compiled from information made available by servicers and other third-party service providers.

REDWOOD TRUST, INC.

Consolidated Income Statement	First	Fourth	Third	Second	First
($ in millions, except share data)	Quarter	Quarter	Quarter	Quarter	Quarter
	2008	2007	2007	2007	2007

Interest income	$170	$202	$219	$220	$215
Interest expense	(129)	(153)	(165)	(166)	(168)
Net interest income before market valuation adjustments	41	49	54	54	47

Market valuation adjustments, net	(194)	(1,119)	(103)	(30)	(10)
Net interest income	(153)	(1,070)	(49)	24	37

Operating expenses	(17)	(15)	(12)	(13)	(16)
Severance expense	-	(1)	-	-	(2)
Realized gains on sales and calls, net	-	7	2	3	1
Credit (provision) for income taxes	(2)	2	(2)	(3)	(2)
GAAP net (loss) income	$(172)	$(1,077)	$(61)	$11	$18

Less: severance expense (1)	$-	$1	$-	$-	$2
Less: realized gains on sales and calls, net	-	(7)	(2)	(3)	(1)
Less: market valuation adjustments, net	194	1,119	103	30	10
Core earnings (2) (3)	$22	$36	$40	$38	$30

Average diluted shares (thousands)	32,511	29,531	27,892	28,165	27,684
GAAP earnings per share (diluted)	$(5.28)	$(36.49)	$(2.18)	$0.41	$0.66
Core earnings per share (diluted) (2) (3)	$0.68	$1.21	$1.43	$1.35	$1.08

Regular dividends declared per common share	$0.75	$0.75	$0.75	$0.75	$0.75
Special dividends declared per common share	-	2.00	-	-	-
Total dividends declared per common share	$0.75	$2.75	$0.75	$0.75	$0.75

(1)	Cost associated with re-alignment of senior management in our commercial and residential operations.

(2)
Core earnings is a profitability measure that highlights earnings we believe are more likely to be ongoing in nature. It is not a measure of earnings in accordance with GAAP. In computing core earnings, we start with GAAP income and then exclude realized gains and losses on calls and sales, unrealized market value adjustments, and one-time items that are not likely to be repeated. Because all companies and analysts do not calculate non-GAAP measures, such as core earnings, in the same fashion, our calculation of core earnings may not be comparable to similarly titled measures reported by other companies. Core earnings may not foot from GAAP earnings due to rounding to millions of dollars.

(3)
Core earnings for the first quarter of 2008 are not directly comparable to core earnings for prior quarters due to our adoption, on January 1, 2008, of SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (FAS 159), issued by the Financial Accounting Standards Board, for certain assets and liabilities. Prior to the first quarter of 2008, core income included purchase discount amortization on those assets ($0.28 per share in the fourth quarter of 2007). We no longer calculate purchase discount amortization for those assets since it has become, in effect, one of the components of the FAS 159 adjustments. Consequently, that component of income is now excluded from core income for all periods ending after January1, 2008.

REDWOOD TRUST, INC.

Consolidating Income Statement Three Months Ended March 31, 2008
($ in millions)
	Redwood			Intercompany	Redwood
	Parent Only	Sequoia	Acacia	Adjustments	Consolidated
Interest income	$24	$94	$48	$(2)	$164
Net discount (premium) amortization	12	(7)	-	-	5
Total interest income	36	87	48	(2)	169
Management fees	-	-	1	-	1
Interest expense	(3)	(83)	(45)	2	(129)
Net interest income before market valuation adjustments	33	4	4	-	41
Market valuation adjustments, net	(167)	-	(27)	-	(194)
Net interest (loss) income	(134)	4	(23)	-	(153)
Operating expenses	(17)	-	-	-	(17)
Realized gains on sales and calls, net	-	-	-	-	-
Income from Sequoia	4	-	-	(4)	-
Loss from Acacia	(23)	-	-	23	-
Provision for income taxes	(2)	-	-	-	(2)
Net (Loss) Income	$(172)	$4	$(23)	$19	$(172)

REDWOOD TRUST, INC.

Consolidated Balance Sheet	31-Mar	1-Jan (1)	31-Dec	30-Sep	30-Jun	31-Mar
($ in millions, except share data)	2008	2008	2007	2007	2007	2007

Real estate loans	$6,775	$7,204	$7,204	$7,656	$8,377	$8,706
Real estate securities - AFS	242	317	2,110	2,926	3,726	3,601
Real estate securities - FVO	949	1,793	-	-	-	-
Other real estate investments	3	12	12	25	34	50
Non-real estate investments	79	79	79	80	80	-
Cash and cash equivalents	257	290	290	310	83	92
Other assets	241	223	244	286	381	498
Total consolidated assets	$8,546	$9,918	$9,939	$11,283	$12,681	$12,947

Redwood debt	$2	$8	$8	$39	$849	$1,880
Asset-backed securities issued - Sequoia	6,544	6,946	6,946	7,382	7,243	7,209
Asset-backed securities issued - Acacia FVO (2)	1,046	1,893	3,383	3,421	3,432	2,738
Other liabilities	219	170	170	142	131	96
Subordinated notes	150	150	150	150	150	100
Stockholders’ equity (deficit)	585	751	(718)	149	876	924
Total liabilities and stockholders' equity	$8,546	$9,918	$9,939	$11,283	$12,681	$12,947

Shares outstanding at period end (thousands)	32,710	32,385	32,385	27,986	27,816	27,129
GAAP book value per share	$17.89	$23.18	$(22.18)	$5.32	$31.50	$34.06

(1)	We adopted the fair value option under FAS 159 (FVO) for assets and liabilities of Acacia and certain other assets effective January 1, 2008.

(2)	Prior to 2008, ABS issued by Acacia were accounted for at cost.

REDWOOD TRUST, INC.

Consolidating Balance Sheet March 31, 2008
($ in millions)
	Redwood			Intercompany	Redwood
	Parent Only	Sequoia	Acacia	Adjustments	Consolidated
Real estate loans	$5	$6,751	$19	$-	$6,775
Real estate and other securities - FVO	23	-	926	-	949
Real estate and other securities - AFS	242	-	88	(88)	242
Other real estate investments	3	-	-	-	3
Non-real estate investments	-	-	79	-	79
Cash and cash equivalents	257	-	-	-	257
Total earning assets	530	6,751	1,112	(88)	8,305
Investment in Sequoia	146	-	-	(146)	-
Investment in Acacia	68	-	-	(68)	-
Restricted cash	11	-	138	-	149
Other assets	24	49	19	-	92
Total Assets	$779	$6,800	$1,269	$(302)	$8,546

Redwood debt	$2	$-	$-	$-	$2
Asset-backed securities issued - Sequoia	-	6,632	-	(88)	6,544
Asset-backed securities issued - Acacia FVO	-	-	1,046	-	1,046
Other liabilities	42	22	155	-	219
Subordinated notes	150	-	-	-	150
Total liabilities	194	6,654	1,201	(88)	7,961
Total stockholders’ equity	585	146	68	(214)	585
Total Liabilities and Stockholders’ Equity	$779	$6,800	$1,269	$(302)	$8,546